SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2014

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, CO 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 26, 2014, PT Newmont Nusa Tenggara (“PTNNT”), a subsidiary of Newmont Mining Corporation (“Newmont”) operating the Batu Hijau mine in Indonesia, issued a news release reporting that PTNNT and Nusa Tenggara Partnership B.V. (“NTPBV”), PTNNT’s majority shareholder and a Newmont subsidiary, requested dismissal of the arbitration filed with the International Centre for Settlement of Investment Disputes relating to the export restrictions that halted production at the Batu Hijau mine. The decision to withdraw the arbitration was made after commitments from senior Government of Indonesia officials to open formal negotiations to conclude a Memorandum of Understanding (“MoU”) with PTNNT upon dismissal of the arbitration.

Subsequently, on September 3, 2014, PTNNT entered into a MoU with the Government of Indonesia’s Ministry of Energy and Mineral Resources (referred to herein as the “Government”) under which the Government and PTNNT have agreed to certain increases in Government revenues and to negotiate certain amendments to the Contract of Work (“CoW”). PTNNT expects imminently to receive a permit to export copper concentrate, which will allow PTNNT to recall employees and contractors to work and begin ramping up operations at the Batu Hijau copper and gold mine in a safe and timely manner. PTNNT currently expects to begin exporting stockpiled copper concentrate and to resume normal operations during September 2014.

Effective with the signing of the MoU, PTNNT has agreed to pay export duties at the rates set forth in a new regulation issued in July 2014; to provide a $25 million surety bond to demonstrate its support for smelter development; to increase royalties to 4.0% for copper, 3.75% for gold, and 3.25% for silver; and to increase annual deadrent to US$2 per hectare.

On July 25, 2014, the Government’s Ministry of Finance revised its January 2014 regulations to reduce export duty rates on copper concentrate for companies demonstrating support for the smelter development process. The revised regulations provide for export duties to reduce as smelter development progresses. The export duties are set at 7.5% while smelter development progress is in the 0% - 7.5% range, declining to 5% when development progress exceeds 7.5% and 0% when development progress exceeds 30%.

The MoU also outlines terms for the six main elements of the CoW renegotiation, which will be incorporated into an amendment of the CoW. The six areas are: concession area size; royalties, taxes and export duties; domestic processing and refining; ownership divestment; utilization of local manpower, domestic goods and services; and duration of the CoW.

PTNNT and the Government will commence negotiations for an amended CoW that are expected to be completed within six months. No terms of the CoW other than the duties, smelter bond, royalties and deadrent described above will be changed until completion of the CoW renegotiation.

The foregoing summary of the MoU does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the MoU, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release announcing that PTNNT entered into a MoU with the Government is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The disclosure herein includes forward-looking statements and actual outcomes may differ materially from those anticipated by the forward-looking statements. Please refer to the cautionary statement in the press release attached hereto as Exhibit 99.1, and to the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2013, and Newmont’s subsequent filings with the Securities and Exchange Commission.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P Gottesfeld
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: September 4, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Memorandum of Understanding dated as of September 3, 2014, between the Directorate General of Mineral and Coal, the Ministry of Energy and Mineral Resources and PTNNT on Adjustment of the Contract of Work

99.1	News Release, PTNNT to Resume Operations and Copper Concentrate Exports, dated September 4, 2014

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